SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2008

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  & (e) On April 14, 2008, ArQule, Inc. (the “Registrant”) appointed Peter S. Lawrence as its President.  Since October 4, 2007, Mr. Lawrence has served as the Registrant’s Executive Vice President, Chief Operating Officer, General Counsel and Secretary. Since September 1, 2007, he has directed the Registrant’s financial and accounting functions and has been responsible for its financial reporting obligations. As President, Mr. Lawrence will report to the Chief Executive Officer of the Registrant, and will be principally responsible for the operational aspects of the Registrant’s business.

In connection with his appointment as President, the Registrant and Mr. Lawrence amended his employment agreement to reflect his new duties and responsibilities and to modify his base salary and his target bonus for 2008.  Mr. Lawrence’s salary was increased to $375,000 per year.  In addition, the target amount for his bonus was increased to forty percent of his salary.

The foregoing summary of the material terms of the amendment to Mr. Lawrence’s employment agreement is qualified by reference to the full text of the amendment which is included as Exhibit 10.1 hereto, the terms of his employment agreement which was previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated April 18, 2006 and is incorporated herein by reference and the terms of the first amendment to his employment agreement which was previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated October 4, 2007 and is incorporated herein by reference.

On April 15, 2008, the Registrant entered into an employment agreement with Paolo Pucci.  Mr. Pucci’s agreement provides that the Registrant will employ Mr. Pucci as its Chief Executive Officer commencing on June 9, 2008 and will nominate him to serve on the Board of Directors during the term of his employment.

Mr. Pucci’s qualifications and experience are summarized below:

Paolo Pucci (Age: 46)  Since 2004, Mr. Pucci has held various executive positions with Bayer A.G., an international health care, nutrition and high-tech materials company.  Mr. Pucci was responsible for the Global Oncology/U.S. Operations division of Bayer Healthcare. Bayer Healthcare researches, develops, manufactures and markets innovative products for disease prevention, diagnosis and treatment.  From 2001 to 2004, he served as the Managing Director of the Pharma/Biological Division of Bayer SPA in Milan, Italy, overseeing the production of pharmaceuticals.  From 1991 to 2001, Mr. Pucci held various management positions with Eli Lilly Sweden AB in Stockholm, Sweden.

Mr. Pucci’s agreement provides that the Registrant will employ him as its Chief Executive Officer effective June 9, 2008, at an initial annual base salary of $450,000. The base salary is subject to annual review and upward adjustment by the Registrant. Mr. Pucci is also eligible to receive a discretionary annual cash bonus based on a target amount of 50% of his base salary. The award of a bonus is in the discretion of the Registrant’s board of directors based on company and individual performance. For 2008, Mr. Pucci will receive a guaranteed bonus of $225,000.  Upon execution of his employment agreement, Mr. Pucci also became entitled to receive a $200,000 signing bonus to be paid after he commences employment.  Mr. Pucci will also receive reimbursement for up to $100,000 in relocation expenses.

In addition, on his date of employment, the Registrant will grant Mr. Pucci stock options entitling him to purchase 500,000 shares of the Registrant’s common stock pursuant to the ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan. The options will be exercisable as to 25% of the shares commencing on his date of employment and as to 25% of the shares annually thereafter.  Finally, on his date of employment, Mr. Pucci will receive 125,000 shares of the Registrant’s restricted stock, 50% vesting free of restrictions on the date of his employment and the remaining 50% one year later.

Mr. Pucci’s agreement provides for continued employment for a four year period. If Mr. Pucci is terminated or deemed to be terminated without cause, as defined in the agreement, the Registrant will be required to pay Mr. Pucci an amount equal to twenty-four months of his base salary in effect at the time of termination, plus the average of his annual bonus for the preceding two years. This amount will be paid in substantially equal installments according to the Registrant’s normal payroll schedule during the twenty-four month period. In addition, the Registrant will, at its expense, continue to provide Mr. Pucci with certain employee benefits for a period of twenty-four months from the date of termination.  Finally, all of Mr. Pucci’s unvested stock options and restricted stock that would have become exercisable or vested within one year from the termination date will immediately become exercisable or vested free of restrictions without regard to the original vesting schedule. For the purposes of Mr. Pucci’s agreement, “termination without cause” includes a reduction in Mr. Pucci’s salary, authority, responsibilities or title; relocation of our operations beyond a radius of fifty miles from our current Woburn, MA location; failure of the Registrant to grant the awards set forth in his employment agreement; or uncured material breach of the agreement by the Registrant.  Termination of Mr. Pucci’s employment by reason of scheduled expiration of his employment agreement will not be considered as termination without cause.  If a change in control of the Registrant, as defined in Mr. Pucci’s agreement, occurs, and the Registrant subsequently terminates Mr. Pucci’s employment without cause within a specified period, 100% of his unvested stock options and restricted stock will become immediately exercisable or vested free of restrictions without regard to the original vesting schedule. The foregoing summary of the material terms of Mr. Pucci’s employment agreement is qualified by reference to the full text of the agreement which is included as Exhibit 10.4.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Second Amendment to Employment Agreement, dated April 14, 2008, between ArQule, Inc. and Peter S. Lawrence.

10.2	Amendment to Employment Agreement, dated as of October 4, 2007, by and between ArQule, Inc. and Peter S. Lawrence.
Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 4, 2007 and incorporated herein by reference (File No. 000-21429).

10.3	Employment Agreement, by and between the Company and Peter S. Lawrence dated April 13, 2006. Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 18, 2006 and incorporated herein by reference (File No. 000-21429).

10.4	Employment Agreement dated as of April 15, 2008, between ArQule, Inc. and Paolo Pucci.

99.1	Text of Press Release announcing the hiring of Mr. Pucci and the election of Mr. Lawrence as President, dated April 18,
2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

April 18, 2008